EXHIBIT 10.60




                          CITY OF GAINESVILLE, FLORIDA

                                       AND

                                 EXACTECH, INC.


                      ------------------------------------

                                 LOAN AGREEMENT
                      ------------------------------------


                          Dated as of November 1, 1997







                  The interest of the City of Gainesville, Florida (the "Issuer") in this Loan Agreement has been assigned (except for amounts payable under Sections 4.2(b), 7.2 and 8.4 hereof) pursuant to the Indenture of Trust dated as of the date hereof from the Issuer to SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee"), and is subject to the security interest of the Trustee thereunder.


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                                 LOAN AGREEMENT

                                TABLE OF CONTENTS


                  (This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)
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                                                                                                              PAGE
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ARTICLE I

                                   DEFINITIONS

Section 1.1.  Definitions.......................................................................................  1
Section 1.2.  Uses of Phrases...................................................................................  3

ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

Section 2.1.  Agreements of the Parties.........................................................................  4
Section 2.2.  Representations, Covenants and Warranties of
                the Issuer......................................................................................  4
Section 2.3.  Representations, Covenants and Warranties of
                the Company.....................................................................................  5
Section 2.4.  Notice of Determination of Taxability............................................................. 11

ARTICLE III

                       ACQUISITION AND CONSTRUCTION OF THE
                         PROJECT; ISSUANCE OF THE BONDS

Section 3.1.  Agreement to Acquire, Construct, Improve and
                Equip the Project............................................................................... 11
Section 3.2.  Agreement to Issue the Bonds; Application of
                Bond Proceeds................................................................................... 12
Section 3.3.  Disbursements from the Construction Fund.......................................................... 12
Section 3.4.  Furnishing Documents to the Trustee............................................................... 12
Section 3.5.  Establishment of Completion Date.................................................................. 12
Section 3.6.  Company Required to Pay in Event Construction
                Fund Insufficient............................................................................... 13
Section 3.7.  Arbitrage; Preservation of Tax-Exemption.......................................................... 14
Section 3.8.  Certain Covenants with Respect to Compliance
                with Arbitrage Requirements for Investments
                in Nonpurpose Investments and Rebate to the
                United States of America........................................................................ 14
Section 3.9.  Covenants as to Use of Bond Proceeds and Other
                Matters, Payback Provision...................................................................... 15
Section 3.10. Damage, Destruction or Loss of Property;
                Obligation to Rebuild; Use of Insurance
                Proceeds and Condemnation Awards................................................................ 18
Section 3.11. Pursuit of Remedies Against Contractors,
                Subcontractors and Sureties..................................................................... 18
Section 3.12. Certain Covenants with Respect to Capital
                Expenditures and Use of Proceeds of the Bonds................................................... 19

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ARTICLE IV

                  LOAN PROVISIONS; SUBSTITUTE LETTER OF CREDIT

Section 4.1.  Loan of Proceeds.................................................................................. 22
Section 4.2.  Amounts Payable................................................................................... 22
Section 4.3.  Obligations of Company Unconditional.............................................................. 23
Section 4.4.  Substitute Letter of Credit....................................................................... 24

ARTICLE V

                            PREPAYMENT AND REDEMPTION

Section 5.1.  Prepayment and Redemption......................................................................... 25

ARTICLE VI

                                SPECIAL COVENANTS

Section 6.1.  No Warranty of Condition or Suitability by
                            Issuer.............................................................................. 25
Section 6.2.  Access to the Project............................................................................. 25
Section 6.3.  Further Assurances and Corrective Instruments..................................................... 25
Section 6.4.  Issuer and Company Representatives................................................................ 26
Section 6.5.  Financial Reports................................................................................. 26
Section 6.6.  Financing Statements.............................................................................. 26
Section 6.7.  Maintenance of Project............................................................................ 26
Section 6.8.  Undertaking to Provide Ongoing Disclosure......................................................... 27

ARTICLE VII

                          ASSIGNMENT, SELLING, LEASING;
                           INDEMNIFICATION; REDEMPTION

Section 7.1.  Assignment, Selling and Leasing................................................................... 31
Section 7.2.  Release and Indemnification Covenants............................................................. 31
Section 7.3.  Issuer to Grant Security Interest to Trustee...................................................... 33
Section 7.4.  Indemnification of Trustee........................................................................ 33

ARTICLE VIII

                              DEFAULTS AND REMEDIES

Section 8.1.  Defaults Defined.................................................................................. 33
Section 8.2.  Remedies on Default............................................................................... 35
Section 8.3.  No Remedy Exclusive............................................................................... 35
Section 8.4.  Agreement to Pay Attorneys' Fees and Expenses..................................................... 35
Section 8.5.  No Additional Waiver Implied by One Waiver........................................................ 36

ARTICLE IX

                                  MISCELLANEOUS

Section 9.1.  Term of Agreement................................................................................. 36
Section 9.2.  Notices........................................................................................... 36
Section 9.3.  Binding Effect.................................................................................... 37
Section 9.4.  Severability...................................................................................... 38
Section 9.5.  Amounts Remaining in Funds........................................................................ 38
Section 9.6.  Amendments, Changes and Modifications............................................................. 38

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Section 9.7.  Execution in Counterparts......................................................................... 38
Section 9.8.  Applicable Law.................................................................................... 38
Section 9.9.  Captions.......................................................................................... 38


EXHIBIT A                  Project Facilities
EXHIBIT B                  Form of Requisition
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                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT, dated as of November 1, 1997, between the CITY OF GAINESVILLE, FLORIDA, a municipal corporation of the State of Florida (the "Issuer") and EXACTECH, INC., a corporation organized and existing under the laws of the State of Florida (the "Company");

                              W I T N E S S E T H:

                  That the parties hereto, intending to be legally bound hereby, and for and in consideration of the premises and the mutual covenants hereinafter contained, do hereby covenant, agree and bind themselves as follows: provided, that any obligation of the Issuer created by or arising out of this Agreement shall never constitute a debt or a pledge of the faith and credit or the taxing power of the Issuer or any political subdivision or taxing district of the State of Florida but shall be payable solely out of the Trust Estate (as defined in the Indenture), anything herein contained to the contrary by implication or otherwise notwithstanding:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. DEFINITIONS. All capitalized, undefined terms used herein shall have the same meanings as used in Article I of the hereinafter defined Indenture. In addition, the following words and phrases shall have the following meanings:

                  "Cost" with respect to the Project shall be deemed to include all items permitted to be financed under the provisions of the Code and the Act.

                  "Default" means any Default under this Agreement as specified in and defined by Section 8.1 hereof.

                  "Indenture" means the Indenture of Trust dated as of this date between the Issuer and the Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments and supplements thereto.

                  "Issuance Costs" shall have the meaning provided in Section 1.150-1(b) of the Income Tax Regulations and means, therefore, costs to the extent incurred in connection with, and allocable to, the issuance of the Bonds, including, but not limited to, (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which they are expected to be sold to the public); (b) counsel fees (including bond counsel, underwriter's counsel, Issuer's counsel, Company counsel, as well as any other specialized counsel fees incurred in connection with the issuance of the Bonds;

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(c) financial advisory fees incurred in connection with the issuance of the
Bonds; (d) rating agency fees; (e) Trustee fees incurred in connection with the issuance of the Bonds; (f) paying agent fees; (g) registrar, certification and authentication fees related to issuance of the Bonds; (h) accounting fees related to the issuance of the Bonds; (i) printing costs of the Bonds and of the preliminary and final offering materials; (j) publication costs associated with the financing proceedings; (k) costs of engineering and feasibility studies necessary to the issuance of the Bonds; and (l) bond insurance premiums, letter of credit fees, or other forms of guarantee fees except to the extent such fees are for qualified guarantees (as defined in Section 1.148-4(f) of the Income Tax Regulations).

                  "Net Proceeds" means the proceeds from the sale of the Bonds reduced by any portion thereof deposited in a debt service reserve fund.

                  "Plans and Specifications" means the plans and specifications for the Project submitted to the Bank and the Trustee.

                  "Project" means the Project Site and the Project Facilities.

                  "Project Facilities" means those certain buildings or improvements to buildings and all other facilities and improvements and any items of machinery, equipment, or other tangible property forming a part of the Project to be constructed on the Project Site, all as described generally in Exhibit "A" hereto and all renewals and replacements thereof and substitutions therefor.

                  "Project Site" means the approximately 7.5-acre tract of land located in the Northwest Commercial Park in the City of Gainesville, Florida on which the Project Facilities will be situated, and any other interests in real property, leasehold interests, easements, licenses, and rights in real property hereafter acquired by the Company with proceeds of the Bonds for use in connection with the Project.

                  "Qualified Project Costs" means Costs paid or incurred with respect to the Project:

                  (a) for the acquisition, construction, reconstruction, or improvement (i) of land or (ii) of property that is subject to exhaustion, wear and tear, or obsolescence, that has a useful life in the hands of the Company of more than one year, and that is otherwise of a character subject to the allowance for depreciation under the Code; and

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                  (b) that, under the Code, are chargeable to the Project's
capital account or would be so chargeable either (i) with a proper election by the Company (for example, under Section 266 of the Code), or (ii) but for a proper election by the Company to deduct such amounts.

However, Costs paid prior to December 27, 1996, other than "preliminary expenditures" as defined in Section 1.150-2(f) of the Income Tax Regulations, are not Qualified Project Costs. Further, neither working capital expenditures nor the financing of inventory nor Issuance Costs are Qualified Project Costs. Interest costs accruing during the construction period shall be allocated between Qualified Project Costs and other Costs to be paid from the proceeds of the Bonds. Interest costs accruing after the Construction Period are not Qualified Project Costs.

                  "Requisition" means a written request for a disbursement from the Construction Fund, signed by a Company Representative, substantially in the form attached hereto as Exhibit "B" and satisfactorily completed as contemplated by said form.

                  "State" means the State of Florida.

                  "Substantially All" means ninety-five percent (95%) or more, unless an opinion of Bond Counsel is rendered indicating that such term, as used herein, shall have a different meaning.

                  "Tender Agent Agreement" means the Tender Agent Agreement dated as of November 1, 1997, among the Company, the Trustee and the Tender Agent, and any amendments or supplements thereto.

                  "Term of Agreement" means the term of this Agreement as specified in Section 9.1 hereof.

                  Section 1.2. USES OF PHRASES. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond," "Bondholder," "registered owner" and "person" shall include the plural as well as the singular number and the word "person" shall include corporations and associations, including public bodies, as well as persons. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used. Any percentage of Bonds, specified herein for any purpose, is to be figured on the unpaid principal amount thereof then outstanding. All references herein to specific Sections of the Code refer to such Sections of the Code and all successor or replacement provisions thereto.

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                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

                  Section 2.1. AGREEMENTS OF THE PARTIES. It is hereby agreed by and between the Issuer and the Company that:

                  (a) The Company proposes to acquire, construct and equip the Project. The Issuer proposes to loan money to the Company for the construction and equipping of a manufacturing facility pursuant to the terms and conditions expressed herein, all for the purposes of fostering the industrial and business development of, and improving living conditions in, the City of Gainesville, Florida and otherwise contributing to the welfare of the State of Florida and its inhabitants.

                  (b) To finance a portion of the Cost of the Project, the Issuer proposes to issue the Bonds in the original aggregate principal amount of $3,900,000, and to loan the proceeds of the Bonds to the Company.

                  (c) All of the Bonds will be issued under the Indenture and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture, pursuant to which the Issuer's interest in this Agreement and the revenues and receipts thereunder derived by the Issuer will be pledged and conveyed to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

                  Section 2.2. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE ISSUER. The Issuer represents, covenants and warrants that:

                  (a) The Issuer is a municipal corporation of the State of Florida. The Issuer is authorized to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has been duly authorized to execute and deliver this Agreement and the Indenture.

                  (b) The Issuer duly adopted its Resolution No. 960876 on February 24, 1997, to induce the Company to acquire, construct and equip the Project in the City of Gainesville, Florida.

                  (c) The Issuer covenants that it will not pledge the amounts derived from this Agreement other than as contemplated by the Indenture.

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                  (d) After reasonable public notice given by publication in THE
         GAINESVILLE SUN, a newspaper published and of general circulation in the City of Gainesville, Florida on February 7, 1997, the Issuer held a public hearing concerning the issuance of the Bonds and the nature and location of the Project, and after such hearing, the City Commission, the elected legislative body of the Issuer, approved the issuance of the Bonds by duly adopting Resolution No. 960876. The Issuer has jurisdiction over the entire area in which the Project will be located.

                  (e) As of the date hereof, the Issuer has received from the Division of Bond Finance of the State Board of Administration written confirmation of an allocation to the Bonds of $3,900,000 of the total yearly state allocation of private activity bonds, in accordance with
         Part VI, Chapter 159, Florida Statutes, as amended.

                  Section 2.3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY. The Company represents, covenants and warrants that:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Florida. The Company is not in violation of any provision of its Articles of Incorporation, as amended, has the corporate power to enter into and perform this Agreement, and has duly authorized by proper corporate action the execution and delivery of this Agreement, and is qualified to do business and is in good standing under the laws of the State.

                  (b) The Company agrees that during the Term of Agreement it will maintain its existence, will not directly or indirectly (whether in one transaction or a series of transactions), (i) enter into any merger, consolidation or amalgamation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (iii) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (iv) sell, transfer or pledge all or substantially all of its assets to any other Person; (v) make any material change in its present method of conducting business; or (vi) enter into any agreement or transaction to do or permit any of the foregoing, unless (A) the survivor of such transaction, if other than the Company, assumes all of the obligations of the Company hereunder, the Company or such other survivor shall immediately upon the conclusion of any such transaction be in compliance with all obligations of the Company hereunder, and such survivor, if other than the Company, shall have a Net Worth at least equal to the Net

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         Worth of the Company immediately preceding such transaction, or (B)
         the Bank shall have consented thereto in writing, which consent shall not be withheld unreasonably. As used herein, the term "Net Worth" means the aggregate depreciated book value of all assets, both tangible and intangible, less all liabilities, all as determined in accordance with generally accepted accounting principles.

                  (c) Neither the execution and delivery of this Agreement, the Remarketing Agreement, the Credit Agreement, the Tender Agent Agreement or the Pledge Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof conflicts with or results in a breach of the articles of incorporation or the bylaws of the Company or the terms, conditions, or provisions of any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any such instrument or agreement, except such liens as are created or imposed by this Agreement, the Remarketing Agreement, the Credit Agreement, the Tender Agent Agreement or the Pledge Agreement.

                  (d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its officers, nor to the best knowledge of the Company is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of the Bonds, this Agreement, the Pledge Agreement, the Tender Agent Agreement, the Credit Agreement, the Remarketing Agreement, or any agreement or instrument to which the Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

                  (e) The Project is of the type authorized and permitted by the Act, and its estimated Cost is not less than $3,900,000.

                  (f) The Net Proceeds from the sale of the Bonds will be used only for payment of Costs of the Project. None of the Net Proceeds from the sale of the Bonds will be used as working capital or to finance inventory.

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                  (g) The Company will use due diligence to cause the Project to be operated in accordance with the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof. The Company has obtained or will cause to be obtained all requisite approvals of the State and of other federal, state, regional and local governmental bodies for the acquisition, construction, improving and equipping of the Project.

                  (h) The Company will fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Company to perform, any duties and obligations which the Company is required in the Indenture to perform and any delegable or assignable duties and obligations which the Issuer is required in the Indenture to perform and which have been delegated or assigned to the Company. The foregoing shall not apply to any duty or undertaking of the Issuer which by its nature cannot be delegated or assigned.

                  (i) Except for any architectural, engineering, surveying, soil testing, or similar preliminary activities occurring earlier, the commencement of the acquisition and construction of the Project, and each of the several components thereof, occurred subsequent to December 27, 1996, which is sixty days prior to the date of adoption by the Issuer of Resolution No. 960876. No proceeds of any Bonds will be used to reimburse the Company for amounts paid prior to December 27, 1996, other than for "preliminary expenditures" as defined in Section 1.150-2(f) of the Income Tax Regulations.

                  (j) The Project presently constitutes, and at the completion thereof and until the expiration of the Term of Agreement will constitute, a "project" and a "manufacturing plant" within the meaning of Section 159.27(5), Florida Statutes.

                  (k) The Company has entered into various contracts providing for the acquisition, construction, improvement and equipping of the Project that collectively create a substantial binding commitment on the Company's part to expend at least five percent (5%) of the Net Proceeds of the Bonds on the Project.

                  (l) The Project consists of land and/or property subject to the allowance for depreciation under the Code, and Substantially All of the Net Proceeds of the Bonds, including earnings from the investment thereof, will be used to pay Qualified Project Costs.

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

                  (m) No changes shall be made in the Project and no actions will be taken by the Company that shall in any way cause interest on the Bonds to be included in gross income for federal income tax purposes.

                  (n) Based on current facts, estimates and circumstances, the Company currently expects:

                           (1) that the acquisition, construction and equipping
                  of the Project and the expenditure of all of the net sale proceeds of the Bonds will be completed by October 31, 1998;

                           (2) to proceed with due diligence toward completion
                  of the Project (the work on which has already commenced) and the expenditure of the Net Proceeds of the Bonds in connection with the Project;

                           (3) the Net Proceeds of the Bonds are needed for the
                  purpose of paying all or a part of the Cost of the Project;
                  and

                           (4) the Project will not be sold or disposed of in a
                  manner producing sale proceeds which, together with accumulated proceeds of the Bonds or earnings thereon, would be sufficient to enable the Company to retire substantially all of the Bonds prior to the maturity of the Bonds.

                  (o) As of the date of execution and delivery of this Agreement, there exists no Default or any condition or event which would constitute, or with the passage of time or the giving of notice, or both, would constitute a Default hereunder.

                  (p) The average maturity of the Bonds does not exceed one hundred twenty percent (120%) of the average reasonably expected economic life of the assets being financed with the proceeds of the Bonds, with the average reasonably expected economic life of each asset being measured from the later of the date of issuance of the Bonds or the date such asset is reasonably expected to be placed in service and by taking into account the respective cost of each asset being financed. The information furnished by the Company and used by the Issuer to verify the average reasonably expected economic life of each asset of the Project to be financed with the proceeds of the Bonds is true, accurate and complete.

                  (q) (i) The payment of principal or interest with

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         respect to the Bonds will not be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof); (ii) less than five percent (5%) of the proceeds of the Bonds will be (A) used in making loans the payment of principal and interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), or (B) invested (directly or indirectly) in federally insured deposits or accounts as defined in Section 149(b) of the Code; and (iii) the payment of principal or interest on the Bonds will not otherwise be indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

                  The foregoing provisions of this subsection shall not apply to proceeds of the Bonds being (u) invested for an initial temporary period until such proceeds are needed for the purpose for which such issue was issued; (v) held in a bona fide debt service fund; (w) held in a debt service reserve fund that meets the requirements of Section 148(d) of the Code with respect to reasonably required reserve or replacement funds; (x) invested in obligations issued by the United States Treasury; or (y) held in a refunding escrow (I.E., a fund containing proceeds of a refunding bond issue established to provide for the payment of principal or interest on one or more prior bond issues); or (z) invested in other investments permitted under regulations promulgated pursuant to Section 149(b)(3)(B) of the Code.

                  (r) Any information has been or will be supplied by the Company that has been or will be relied upon by the Issuer, the Trustee and by Bond Counsel with respect to the eligibility of the Project and the exclusion from gross income for federal income tax purposes of interest on the Bonds is true and correct.

                  (s) All proceeds of the Bonds will be used to pay the "cost" (within the meaning of Section 159.44(5), Florida Statutes) of the Project.

                  (t) The Company shall promptly provide written notice to the Issuer and the Trustee if the Company becomes aware of a Default as such term is used in Section 8.1 hereof.

                  (u) All components of the Project are or will be located wholly within the boundaries of the Project Site, and the Project Site is located completely within the incorporated limits of the City of Gainesville, Florida.

                  (v) This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in

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

         accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, reorganization, insolvency or similar laws relating to enforcement of creditors' rights generally and applicable laws or equitable principles that may affect remedies.

                  (w) There is no other bond or issue of bonds, the interest on which is tax exempt pursuant to Section 144(a) of the Code or Section 103(b)(6) of the Internal Revenue Code of 1954, as amended, part or all of the net proceeds of which are to be used with part or all of the net proceeds of the Bonds with respect to a single building, an enclosed shopping mall, or a strip of offices, stores or warehouses using substantial common facilities, as contemplated by Section 144(a)(9) of the Code. There are no common heating, cooling or other facilities shared by the Project and by any other facility financed with tax-exempt bonds. There are no common entrances, plazas, malls, lobbies, parking, elevators or stairways shared by the Project and any other facility financed with tax-exempt bonds for use by employees or patrons of the Project and such facility.

                  (x) Neither the Company nor persons related (as such term is used in the Code) to the Company are owners or principal users (as such term is used in the Code) of any facility (other than the Project) in the incorporated limits of the City of Gainesville, Florida, or outside of, but contiguous with, the incorporated limits of the City of Gainesville, Florida.

                  (y) The Project is not integrated with any facility located outside of the incorporated limits of the City of Gainesville, Florida.

                  (z)(i) The aggregate authorized face amount of the Bonds allocated to any test-period beneficiary (as such term is used in the Code), when increased by the outstanding tax-exempt facility-related bonds (within the meaning of Section 144(a)(10) of the Code) of such beneficiary, does not exceed $40,000,000. (ii) For purposes of applying subparagraph (i) above, with respect to any issue, the outstanding tax-exempt facility-related bonds of any person who is a test-period beneficiary, as such term is used in the Code, with respect to such issue is the aggregate face amount of all tax-exempt bonds which, within the meaning of Section 144(a)(10)(B)(ii) of the Code, are exempt facility bonds, qualified small issue bonds and qualified redevelopment bonds or industrial development bonds (as defined in Section 103(b)(2) of the Internal Revenue Code of 1954, as in effect on the date before the date of enactment of the Tax Reform Act of 1986) to which

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

         Section 141(a) of the Code does not apply: (A) which are allocated to such beneficiary, and (B) which are outstanding on the date of issuance of the Bonds (not including as outstanding any obligation which is to be redeemed from the proceeds of the Bonds). (iii) The amount of any issue shall be allocated so that: (y) except as may otherwise be provided in regulations promulgated under Section 144(a)(10)(C) of the Code, the portion of the face amount of any issue allocated to any test-period beneficiary of the facility financed by the proceeds of such issue (other than an owner of such facility) is an amount which bears the same relationship to the entire face amount of such issue as the portion of such facility used by such beneficiary bears to the entire facility; and (z) except as otherwise provided in regulations promulgated under Section 144(a)(10)(C) of the Code, the portion of the face amount of an issue allocated to any test period beneficiary who is an owner of a facility financed by the proceeds of such issue is an amount which bears the same relationship to the entire face amount of such issue as the portion of such facility owned by such beneficiary bears to the entire facility.

             (aa) The information furnished by the Company and used by the Issuer in making its election to issue the Bonds pursuant to Section 144(a)(4) of the Code was true and complete as of the date hereof.

             (bb) No customer of the Company is expected to purchase ten percent (10%) or more of the Company's annual output from the Project during the first three years after the initial issuance of Bonds.

             (cc) The Project constitutes a "manufacturing facility" within the meaning and contemplation of Section 144(a)(12) of the Code, and any office space included as part of the Project will be (i) located at or within the Project, (ii) directly related to the day-to-day manufacturing operations at the Project, and (iii) DE MINIMIS in size and cost in relation to the size and cost of the Project.

                  Section 2.4. NOTICE OF DETERMINATION OF TAXABILITY. Promptly after the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer and the Trustee.

                                   ARTICLE III

                       ACQUISITION AND CONSTRUCTION OF THE
                         PROJECT; ISSUANCE OF THE BONDS

                  Section 3.1. AGREEMENT TO ACQUIRE, CONSTRUCT, IMPROVE AND EQUIP THE PROJECT. The Company agrees to make all contracts and do all things necessary for the acquisition, construction, improving, and equipping of the Project, with or without advertising for bids, and the Company agrees that it will cause the Project Facilities to be constructed on the Project Site substantially in accordance with the Plans and Specifications. The Company may make such change orders as it deems necessary or desirable provided, however, that any change orders the cost of which, either individually or in the aggregate, shall exceed $25,000 shall be subject to the prior written approval of the Bank.

                  The Company further agrees that it will acquire, construct, improve, and equip the Project with all reasonable dispatch and use its best efforts to cause acquisition, construction, improving, equipping, and occupancy of the Project to be completed by October 31, 1998, or as soon thereafter as may be practicable, delays caused by FORCE MAJEURE as defined in Section 8.1 hereof only excepted; but if for any reason such acquisition, construction, improving and equipping is not completed by said date there shall be no resulting liability on the part of the Company and no diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company.

                  Section 3.2. AGREEMENT TO ISSUE THE BONDS; APPLICATION OF BOND PROCEEDS. In order to provide funds for the payment of the Cost of the Project, the Issuer, concurrently with the execution of this Agreement, will issue, sell, and deliver the Bonds and deposit the net proceeds thereof (after payment of the fees and expenses of the placement agent) with the Trustee in the Construction Fund.

                  Section 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. The Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from the Construction Fund to pay the Costs of the Project, or to reimburse the Company for any Cost of the Project paid by the Company, or to deposit funds to any debt service reserve fund. The Trustee shall not make any disbursement from the Construction Fund (other than for a deposit to any debt service reserve fund) until the Company shall have provided the Trustee with a Requisition, which Requisition shall be approved by the Bank; provided that the Trustee may transfer amounts from the Construction Fund to the Bond Fund related to the payment of interest on the Bonds through the Completion Date without a Requisition.

                  Section 3.4. FURNISHING DOCUMENTS TO THE TRUSTEE. The Company agrees to cause such Requisitions to be directed to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with
Section 3.3 hereof.

                  Section 3.5.  ESTABLISHMENT OF COMPLETION DATE.

                  (a) The Completion Date as to the Project shall be evidenced to the Issuer and the Trustee by a certificate signed by a Company Representative stating that, except for amounts retained by the Trustee at the Company's direction to pay any Cost of the Project not then due and payable, (i) construction of the Project has been completed and all costs of labor, services, materials and supplies used in such construction have been paid, (ii) all equipment for the Project has been installed, such equipment so installed is suitable and sufficient for the operation of the Project, and all costs and expenses incurred in the acquisition and installation of such equipment have been paid, and (iii) all other facilities necessary in connection with the Project have been acquired, constructed, improved, and equipped and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon completion of the acquisition, construction, improving, and equipping of the Project, the Company agrees to cause such a certificate to be furnished to the Issuer and the Trustee. Upon receipt of such certificate, the Trustee shall retain in the applicable account in the Construction Fund a sum equal to the amounts necessary for payment of the Costs of the Project not then due and payable according to such certificate. If any such amounts so retained are not subsequently used, prior to any transfer of said amounts to the General Account of the Bond Fund as provided below, the Trustee shall give notice to the Company of the failure to apply said funds for payment of the Costs of the Project. Any amount not to be retained in the Construction Fund for payment of the Costs of the Project, and all amounts so retained but not subsequently used, shall be transferred by the Trustee into the General Account of the Bond Fund.

                  (b) If less than Substantially All of the Net Proceeds of the Bonds then Outstanding has been used to pay Qualified Project Costs, any amount (exclusive of amounts retained by the Trustee in the applicable account in the Construction Fund for payment of Costs of the Project not then due and payable) remaining in the Construction Fund shall be transferred by the Trustee into the General Account of the Bond Fund and used by the Trustee (a) to redeem, or to cause the redemption of, Bonds on the earliest redemption date permitted by the Indenture without a premium, (b) to purchase Bonds on the open market prior to such redemption date at prices not in excess of one hundred percent (100%) of the principal amount of such Bonds, or (c) for any other purpose provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act, if applicable, and will not require that interest on the Bonds be included in gross income for federal income tax purposes. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by the Indenture provided that prior to any such investment, if applicable, the Trustee is provided with an opinion of Bond Counsel to the effect that such investment will not cause interest on the Bonds to be included in gross income for federal income tax purposes.

                  Section 3.6. COMPANY REQUIRED TO PAY IN EVENT CONSTRUCTION FUND INSUFFICIENT. In the event the moneys in the Construction Fund available for payment of the Costs of the Project should not be sufficient to pay the Costs of the Project in full, the Company agrees to complete the Project and to pay that portion of the Costs of the Project in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Costs of the Project will be sufficient to pay all of the Costs of the Project. The Company agrees that if after exhaustion of the moneys in the Construction Fund, the Company should pay any portion of the Costs of the Project pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Owners of any of the Bonds, nor shall the Company be entitled to any diminution of the amounts payable under Section 4.2 hereof.

                  Section 3.7. ARBITRAGE; PRESERVATION OF TAX-EXEMPTION. The Issuer and the Company each agree and covenant that neither the proceeds of the Bonds nor the funds held by the Trustee under the Indenture will be used in such manner as to cause any Bond to be an "arbitrage bond" within the meaning of
Section 148 of the Code, as amended, as implemented by such proposed, temporary and final Regulations as have been or may hereafter be adopted by the United States Treasury Department thereunder. The Company further agrees and covenants not to take any action, the result of which would cause or be likely to cause the interest payable with respect to the Bonds not to be excluded from gross income for federal income tax purposes, other than those Bonds held by any person who, within the meaning of Section 147(a) of the Code, shall be deemed a "substantial user" of the Project or a "related person" to a "substantial user." The Company will comply with the applicable requirements of Section 103 and Part IV of Subchapter B of Chapter 1 of Subtitle A of the Code to the extent necessary to preserve the exclusion of interest on the Bonds from gross income of the Bondholders thereof for federal income tax purposes.

                  Section 3.8. CERTAIN COVENANTS WITH RESPECT TO COMPLIANCE WITH ARBITRAGE REQUIREMENTS FOR INVESTMENTS IN NONPURPOSE INVESTMENTS AND REBATE TO THE UNITED STATES OF AMERICA. Section 148(f) of the Code, as implemented by
Section 1.148-1 to 1.148-11 of the Income Tax Regulations (the "Rebate Provisions"), requires that, with certain exceptions, the Issuer pay to the United States of America the Rebate Amount. The Company hereby assumes and agrees to make all payments for deposit into the Rebate Fund, in accordance with the terms of Section 6.13 of the Indenture, to pay the Rebate Amount, consents to the payment of the Rebate Amount by the Trustee in accordance with the terms and provisions of Section 6.13 of the Indenture, and agrees to pay any amounts in addition to the Rebate Amount, including all interest and penalties, if any, related thereto to the extent that funds available therefor held by the Trustee under the Indenture are not sufficient for such purpose. The Company agrees to indemnify, protect and hold harmless the Issuer and the Trustee with respect to any nonpayment of the Rebate Amount and such interest and penalties, and the Trustee with respect to the unavailability or insufficiency of funds with which to make such payments, and with respect to any expenses or costs incurred by the Trustee in complying with the terms of Section 6.13 of the Indenture. The Company hereby agrees to fully and timely comply with the requirements of
Section 6.13 of the Indenture.

                  Section 3.9. COVENANTS AS TO USE OF BOND PROCEEDS AND OTHER MATTERS, PAYBACK PROVISION. (a) The Company covenants and agrees that:

             (i) Substantially All of the Net Proceeds received from the sale of the Bonds actually disbursed from the Construction Fund, and investment earnings thereon, will be used for payment of Qualified Project Costs;

             (ii) (A) until disbursements from the Construction Fund have been made of all Issuance Costs to be paid from proceeds of the Bonds, the Company will not submit to the Trustee any requisition for a disbursement from the Construction Fund unless the expenditure of such disbursement will either be for Qualified Project Costs or for Issuance Costs;

                           (B) after all Issuance Costs to be paid with proceeds of the Bonds have been requisitioned and until the date on which the aggregate Qualified Project Costs paid as of that date equals or exceeds Substantially All of the Costs of the Project paid as of that date from proceeds of the Bonds, including investment earnings thereon, the Company will not submit to the Trustee any requisition for a disbursement from the Construction Fund unless the expenditure of such disbursement will be for Qualified Project Costs; and

                           (C) after such date, the Company will not submit to the Trustee any requisition for a disbursement from the Construction Fund if, after the expenditure of such disbursement, less than Substantially All of the Net Proceeds of the Bonds and investment earnings thereon actually disbursed to that time would have been used to pay Qualified Project Costs;

            (iii) the Company will not submit to the Trustee any requisition for a disbursement from the Construction Fund for Issuance Costs if, after the expenditure of such disbursement, more than two percent (2%) of the proceeds of the Bonds actually disbursed to that time would have been used to pay Issuance Costs;

             (iv) in the event a disbursement from the Construction Fund is made which results in the covenants in paragraphs (i), (ii) or (iii) above being violated, the Company will promptly repay to the Trustee for deposit in the Construction Fund such amount as may be necessary for the Company to again be in compliance with paragraphs (i), (ii) or
         (iii) above;

             (v) less than twenty-five percent (25%) of the Net Proceeds of the Bonds shall be used (either directly or indirectly) to acquire land or an interest therein;

             (vi) no more than twenty-five percent (25%) of the Net Proceeds of the Bonds shall be used (either directly or indirectly) to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment or any combination thereof;

            (vii) none of the proceeds from the issuance of the Bonds shall be used to provide, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, or land (or any interest therein) to be used for farming purposes;

           (viii) less than five percent (5%) of the Net Proceeds of the Bonds shall be used directly or indirectly to provide residential real property for family units;

             (ix) the Company shall not allow any portion of the Net Proceeds of the Bonds to be used for the acquisition of any property or an interest therein (other than land) unless the first use of such property is pursuant to such acquisition; and provided further, that this covenant shall not apply with respect to any building (and the equipment therefor), if (A) the rehabilitation expenditures, as such term is used in section 147(d)(2) of the Code, with respect to such building equal or exceed (B) fifteen percent (15%) of the portion of the cost of the acquiring such building (and equipment) financed with the proceeds of the Bonds;

              (x) no "test-period beneficiary" (as defined in Section 144(a)(10) of the Code) with respect to the Bonds has been allocated portions of the face amounts of "tax-exempt facility-related bonds" (as defined in Section 144(a)(10) of the Code) outstanding on the date hereof (but not including any obligations which are to be redeemed from the proceeds of the Bonds), the aggregate amount of which, when increased by the portion of the face amount of the Bonds allocable to that test-period beneficiary, would exceed $40,000,000;

             (xi) at no time within three years after the later of the date the Bonds are issued or the date the Project is placed in service shall the Company become an owner or a principal user, or permit or suffer a related person (within the meaning of Section 144(a)(3) of the Code) to become an owner or a principal user, or permit or suffer an owner or a principal user of the Project or a related person thereto, to become an owner or principal user of a facility financed with tax-exempt facility-related bonds outstanding on the date of issuance of the Bonds if the sum of (A) the portion allocated to the Company, a related person thereto, or other owner or principal user of the Project (or related person thereto) of the outstanding aggregate amount of the tax-exempt facility-related bonds financing such facility, (B) the portion allocated to the Company, related person thereto, or other owner or principal user of the Project (or related person thereto) on the date of issuance of the Bonds of the aggregate amount of other then-outstanding tax-exempt facility-related bonds, and (C) the portion allocated to the Company, related person thereto, or other owner or principal user of the Project (or related person thereto) of the outstanding aggregate authorized face amount of the Bonds, exceeds $40,000,000, all within the meaning of Section 144(a)(10) of the Code and any Regulations promulgated thereunder; and

            (xii) at no time within three years after the later of the date the Bonds are issued or the date the Project is placed in service shall the Company become a related person (within the meaning of Section 144(a)(3) of the Code) to an owner or a principal user of a facility financed with tax-exempt facility-related bonds outstanding on the date of issuance of the Bonds or permit or suffer any other owner or principal user of the Project to become a related person to an owner or principal user of such a facility if the sum of (A) the principal allocated to such person of the outstanding aggregate amount of the tax-exempt facility-related bonds financing such facility, (B) the portion allocated to the Company or other owner or principal user of the Project on the date of issuance of the Bonds of the aggregate amount of other then-outstanding tax-exempt facility-related bonds, and
         (C) the portion allocated to the Company or other owner or principal user of the Project of the outstanding aggregate authorized face amount of the Bonds, exceeds $40,000,000, all within the meaning of Section 144(a)(10) of the Code and any Regulations promulgated thereunder.

                  Section 3.10. DAMAGE, DESTRUCTION OR LOSS OF PROPERTY; OBLIGATION TO REBUILD; USE OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS. If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project, or any part or component of the Project shall be damaged or destroyed, by whatever cause, or shall be taken by any public authority or entity in the exercise of or acquired under the threat of the exercise of its power of eminent domain, there shall be no abatement or reduction in the Loan Installments payable under this Agreement, and the Company will apply any insurance proceeds or condemnation awards resulting from claims for such losses or takings as provided in this Section.

                  If prior to full payment of all Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project, or any part or component of the Project shall be damaged, destroyed, or the Project or any part or component of the Project, the Project Site shall be taken by eminent domain or the threat of exercise of eminent domain, the Company shall promptly give, or cause to be given, written notice thereof to the Issuer, the Bank and the Trustee. All proceeds received from such property insurance with respect to the Project and all condemnation awards with respect to the Project shall be deposited with the Trustee to the credit of the Construction Fund. Following the occurrence of such an event with respect to the Project, the Company shall have the option of
(1) continuing to pay all amounts payable hereunder and to the extent permitted below proceeding promptly to repair, rebuild, restore or replace the property damaged, destroyed or taken, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and, with respect to the Project, and as will comply with the limitations contained in this Agreement, and the Trustee will deposit such proceeds to the credit of the Construction Fund and make such disbursements therefrom, in accordance with Section 3.3 hereof, as may be necessary to pay the cost of such repair, rebuilding or restoration, either on completion thereof or as the work progresses or (2) requesting the Issuer to cause the Bonds to be redeemed in accordance with the terms of the Indenture.

                  Section 3.11. PURSUIT OF REMEDIES AGAINST CONTRACTORS, SUBCONTRACTORS AND SURETIES. In the event of default of any contractor or subcontractor, if any, under any contract made by it in connection with the Project, the Company will promptly proceed, either separately or in conjunction with others, to exhaust its remedies against the contractor or subcontractor so in default and against each surety for the performance of such contract. The Company agrees forthwith to take such actions as may be necessary or required to protect the interests of all parties with respect to the Project unless directed to the contrary by the Trustee. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing that are needed to pay a portion of the cost of the Project shall be paid into the applicable account in the Construction Fund.

                  Section 3.12. CERTAIN COVENANTS WITH RESPECT TO CAPITAL EXPENDITURES AND USE OF PROCEEDS OF THE BONDS. The Issuer is issuing the Bonds pursuant to an election made by it under Section 144(a)(4) of the Code. It is the intention of the parties hereto that the interest on the Bonds be and remain excluded from gross income for federal income tax purposes and to that end the Issuer and the Company hereby agree and covenant with each other, with the Trustee, and the present and each of the future holders of the Bonds, as follows:

                  (a) The Company and the Issuer represent that there have never been issued any bonds with respect to "facilities" described in Section 144(a)(2) of the Code which are located in the City of Gainesville, Florida, or facilities that are located outside of, but contiguous to, the incorporated limits of the City of Gainesville, Florida, or facilities that are located outside of the incorporated limits of the City of Gainesville, Florida, but are integrated with the Project, which bonds would be taken into account in determining the aggregate face amount of the Bonds as provided in
         Section 144(a)(2) of the Code.

                  (b) The Company further covenants and represents that, for the purposes of Section 144(a)(4) of the Code, the (i) aggregate principal amount of the Bonds being issued, plus capital expenditures with respect to the Project by any person, plus capital expenditures heretofore made (other than those described in Section 144(a)(4)(C) of the Code) by the Company, and any other person who is, or may become, a principal user of the Project, with respect to "facilities" described in Section 144(a)(4)(B) of the Code (of which the Project is one), have not and will not exceed $10,000,000 (or any such larger amount as may hereafter be permitted by the Code without affecting the status of the interest on the Bonds as excluded from gross income for federal income tax purposes) during the six-year period beginning three years before the date of issuance and delivery of the Bonds.

                  (c) The Issuer and the Company further covenant and agree that during the three-year period following the date of issuance and delivery of the Bonds, neither of them shall make or cause or permit to be made any capital expenditures (other than those mentioned in Section 144(a)(4)(C) of the Code) with respect to "facilities" described in
         Section 144(a)(4)(B) of the Code which would cause the interest on the Bonds to become included in gross income for federal income tax purposes.

                  (d) The Company further covenants that, at no time within three years after the later of the date the Bonds are issued or the date the Project is placed in service, shall the Company become an owner or a principal user, or permit or suffer a related person (within the meaning of Section 144(a)(3) of the Code) to become an owner or a principal user, or permit or suffer an owner or a principal user of the Project or a related person thereto, to become an owner or principal user of "facilities" described in Section 144(a)(4)(B) of the Code, if the sum of (i) the aggregate face amount outstanding on the date of issue of the Bonds of any tax-exempt bonds described in Section 144(a)(2) of the Code issued to finance such facilities, (ii) the capital expenditures that had been made with respect to such "facilities" during the six-year period beginning three years before the date of issuance and delivery of the Bonds,
         (iii) the aggregate principal amount of the Bonds, and (iv) other capital expenditures taken into account under Section 144(a)(4) of the Code, would exceed $10,000,000.

                  (e) The Company further covenants that, at no time within three years after the later of the date the Bonds are issued or the date the Project is placed in service, shall the Company permit or suffer an owner or a principal user of "facilities" described in
         Section 144(a)(4)(B) of the Code or a related person thereto (within the meaning of Section 144(a)(3) of the Code) to become an owner or a principal user of the Project if the sum of (i) the aggregate face amount outstanding on the date of issue of the Bonds of any tax-exempt bonds described in Section 144(a)(2) of the Code issued to finance such facilities, (ii) the capital expenditures that had been made with respect to such "facilities" during the six-year period beginning three years before the date of issuance and delivery of the Bonds, (iii) the aggregate principal amount of the Bonds, and (iv) other capital expenditures taken into account under Section 144(a)(4) of the Code, would exceed $10,000,000.

                  (f) The Company further covenants that, at no time within three years after the later of the date the Bonds are issued or the date the Project is placed in service, shall the Company become a related person (within the meaning of Section 144(a)(3) of the Code) to an owner or a principal user of "facilities" described in Section 144(a)(4)(B) of the Code or permit or suffer any other owner or principal user of the Project to become a related person to an owner or principal user of such "facilities" if the sum of (i) the aggregate face amount outstanding on the date of issue of the Bonds of any tax-exempt bonds described in Section 144(a)(2) of the Code issued to finance such facilities, (ii) the capital expenditures that had been made with respect to such "facilities" during the six-year period beginning three years before the date of issuance and delivery of the Bonds, (iii) the aggregate principal amount of the Bonds, and (iv) other capital expenditures taken into account under Section 144(a)(4) of the Code, would exceed $10,000,000.

                  (g) The Company further agrees that should the capital expenditures limitation set forth in Section 144(a)(4) be exceeded during the six-year period referred to therein, and there shall occur a "Determination of

         Taxability" as defined in Section 3.01(b) of the Indenture, the Company shall promptly comply with the provisions of Section 5.1 hereof.

                  (h) The Company further covenants and agrees that it will furnish to the Trustee a certificate of the Company within ninety (90) days of the first three anniversary dates of closing of the issuance and delivery of the Bonds which will reflect for the period beginning three years prior to the date of issuance and delivery of the Bonds and extending through the applicable date of such certificate, the aggregate amount of capital expenditures (including as capital expenditures for this purpose the principal amount of the Bonds) that have been made or incurred with respect to "facilities" described in
         Section 144(a)(4)(B) of the Code (of which the Project is one) that must be taken into account in determining whether the $10,000,000 limit applicable to the Bonds pursuant to Section 144(a)(4) of the Code has been exceeded, and that such capital expenditures have not exceeded $10,000,000.

                  (i) The Company represents and warrants that the Company is expected to be the only principal user of the Project, as the term "principal user" is utilized in Section 144(a) of the Code.

                  (j) The Company further covenants that it shall take, or require to be taken, such further actions as are required of a principal user of property financed by an issue of obligations which are subject to the $10,000,000 limitation of Section 144(a)(4) of the Code, which actions are set forth in Section 144(a) of the Code and the regulations thereunder, whether said regulations are now or hereafter adopted, proposed or temporary, including Section 1.103-10(b) of said regulations.

                  (k) The Issuer and the Company further agree and covenant to comply fully, during the term of this Agreement, with all effective rules, rulings, regulations and decisions promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds issued under Section 144(a)(4) of the Code so as to maintain the status of interest on the Bonds as excluded from gross income for federal income tax purposes.

                                   ARTICLE IV

                  LOAN PROVISIONS; SUBSTITUTE LETTER OF CREDIT

                  Section 4.1. LOAN OF PROCEEDS. The Issuer agrees, upon the terms and conditions contained in this Agreement and the Indenture, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in
Section 3.3 hereof.

                  Section 4.2.  AMOUNTS PAYABLE.

                  (a) The Company hereby covenants and agrees to repay the loan, as follows: on or before any Interest Payment Date for the Bonds or any other date that any payment of interest, premium, if any, or principal or Purchase Price is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any other moneys available for such payment in any account of the Bond Fund, will enable the Trustee to pay the amount payable on such date as Purchase Price or principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit.

                  It is understood and agreed that all payments payable by the Company under subsection (a) of this Section 4.2 are assigned by the Issuer to the Trustee for the benefit of the Owners of the Bonds. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Company pursuant to this subsection.

                  (b) The Company will also pay the reasonable expenses of the Issuer related to the issuance of the Bonds and any and all ongoing costs and expenses for any continuing duties or obligations of the Issuer related in any respect to the Bonds, this Agreement, the Indenture or any other documents executed in connection therewith after the issuance of the Bonds.

                  (c) The Company will also pay the reasonable fees and expenses of the Trustee under the Indenture and all other amounts which may be payable to the Trustee under Section 10.02 of the

Indenture, such amounts to be paid directly to the Trustee for the Trustee's own account as and when such amounts become due and payable.

                  (d) The Company covenants, for the benefit of the Owners of the Bonds, to pay or cause to be paid, to the Tender Agent, such amounts as shall be necessary to enable the Tender Agent to pay the Purchase Price of Bonds delivered to it for purchase, all as more particularly described in Sections 4.01, 4.02 and 4.04 of the Indenture; PROVIDED, however, that the obligation of the Company to make any such payment under this subsection (d) shall be reduced by the amount of moneys available for such payment described in subsection (i) of Section 4.05 of the Indenture; and PROVIDED, FURTHER, that the obligation of the Company to make any payment under this subsection (d) shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

                  (e) In the event the Company should fail to make any of the payments required in this Section 4.2, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due, at the rate of interest borne by the Bonds.

                  Section 4.3. OBLIGATIONS OF COMPANY UNCONDITIONAL. The obligations of the Company to make the payments required in Section 4.2 and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee, and, until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof,
(ii) will perform and observe all other agreements contained in this Agreement and (iii) except as otherwise provided herein, will not terminate the Term of Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Company to complete the acquisition, construction, improving and equipping of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained, and in the event the Issuer or the Trustee should fail to perform any such agreement on its part, the Company may institute such action against the Issuer or the Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section.

                  Section 4.4. SUBSTITUTE LETTER OF CREDIT. The Company may provide for the delivery to the Trustee of a Substitute Letter of Credit. Any Substitute Letter of Credit shall be delivered to the Trustee not less than sixty (60) days prior to the expiration of the Letter of Credit it is being issued to replace, shall be dated as of a date prior to the expiration date of the Letter of Credit for which the same is to be substituted (which date may be subsequent to the date of delivery of such Substitute Letter of Credit, but in all events such Substitute Letter of Credit shall become effective prior to the expiration of the Letter of Credit for which it is substituted), and shall expire on a date which is fifteen days after an Interest Payment Date for the Bonds. On or before the date of such delivery of a Substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee (a) written evidence from each rating agency by which the Bonds are then rated, to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in the reduction or withdrawal of the then applicable rating(s) of the Bonds; (b) a written opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes; and (c) a written opinion of counsel to the Substitute Bank to the effect that the Substitute Letter of Credit is a legal, valid, binding and enforceable obligation of the Substitute Bank in accordance with its terms.

                                    ARTICLE V

                            PREPAYMENT AND REDEMPTION

                  Section 5.1. PREPAYMENT AND REDEMPTION. The Company shall have the option to prepay its obligations hereunder at the times and in the amounts as necessary to exercise its option to cause the Bonds to be redeemed or purchased as set forth in the Indenture and in the Bonds. The Company hereby agrees that it shall prepay its obligations hereunder at the times and in the amounts as necessary to accomplish the mandatory redemption of the Bonds as set forth in the Indenture and in the Bonds. The Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.


                                   ARTICLE VI

                                SPECIAL COVENANTS

                  Section 6.1. NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT OR THE CONDITION THEREOF, OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE COMPANY. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE COMPANY WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE PROJECT. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES.

                  Section 6.2. ACCESS TO THE PROJECT. The Company agrees that the Issuer, the Bank, the Trustee and their duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect the Project at all reasonable times and on reasonable notice. The Issuer, the Bank, the Trustee and their duly authorized agents shall also be permitted, at all reasonable times and upon reasonable notice, to examine the books and records of the Company with respect to the Project.

                  Section 6.3. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement.

                  Section 6.4. ISSUER AND COMPANY REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Issuer Representative and for the Company by a Company Representative. The Trustee shall be authorized to act on any such approval or request.

                  Section 6.5. FINANCIAL REPORTS. After the Conversion Date, so long as any of the Bonds are Outstanding, the Company shall furnish or cause to be furnished to the Trustee the following information:

                  (a) Within one hundred eighty (180) days after the close of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income and retained earnings of the Company for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified by certified public accountants of recognized standing.

                  (b) Upon request, copies of all such regular or periodic reports, which are available for public inspection which the Company may be required to file with any federal or state department, bureau, commission, or agency.

                  (c) Within one hundred eighty (180) days after the end of each fiscal year, a certificate of a Company Representative stating whether the Company is in compliance with all covenants and agreements made by the Company in this Agreement.

                  Section 6.6. FINANCING STATEMENTS. The Company agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continuation statements necessary to perfect and continue the perfection of the security interests granted in the Indenture. The Company shall pay all costs of filing such instruments.

                  Section 6.7. MAINTENANCE OF PROJECT. The Company agrees that it will (i) maintain, repair and operate the Project; and (ii) pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Project or any portion thereof or with respect to the original issuance of the Bonds, including, without limiting the generality of the foregoing, any taxes levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer from the Project or a charge on the Loan Installments prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, all assessments and charges lawfully made by any governmental body against the Company or the Issuer on the Loan Installments; provided, however, that nothing in this subsection (ii) shall require the payment of any such tax or charge or make provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal or administrative proceedings, and further provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Agreement Term.

                  Section 6.8.  UNDERTAKING TO PROVIDE ONGOING DISCLOSURE.

                  (a) This Section 6.8 constitutes the written undertaking for the benefit of the holders of the Bonds required by Section (b)(5)(i) of Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (17 CFR Part 240, ss. 240. 15c2-12) (the "Rule"), and shall apply when and if the Company exercises the Conversion Option. It is the Company's express intention that this Section 6.8 be assigned pursuant to and in accordance with the terms of the Indenture to the Trustee for the benefit of the Bondholders and that the Trustee and each Bondholder be a beneficiary of this
Section 6.8 with the right to enforce this Section 6.8 directly against the Company. Capitalized terms used in this Section 6.8 and not otherwise defined in this Agreement shall have the meanings assigned such terms in subsection (d) hereof.

                  (b) The Company, as an "obligated person" within the meaning of the Rule, undertakes to provide the following information as provided in this
Section 6.8:

                  (1)      Annual Financial Information;

                  (2)      Financial Statements, if any; and

                  (3)      Material Event Notices.

                  (c) (1) Subject to the terms of this Section 6.8, the Company shall while any Bonds are Outstanding provide the Annual Financial Information to the Trustee on or before July 1 of each year after the election of the Conversion Option

         (the "Submission Date"), and the Trustee shall provide to the Issuer and to each then existing NRMSIR and the SID, if any, such Annual Financial Information on or before July 1 of each year (the "Report Date") while any Bonds are Outstanding or, if not received by the Trustee by the Submission Date, then within fifteen (15) Business Days of its receipt by the Trustee. The Company shall include with each submission of Annual Financial Information to the Trustee and the Issuer a written representation addressed to the Trustee and the Issuer to the effect that the Annual Financial Information is the Annual Financial Information required by this Section 6.8 and that it complies with the applicable requirements of this Section 6.8. The Company may adjust the Submission Date and the Report Date if the Company changes its fiscal year by providing written notice of the change of fiscal year and the new Submission Date and Report Date to the Trustee, the Issuer, each then existing NRMSIR and the SID, if any; provided that the new Report Date shall be one hundred eighty
         (180) days after the end of the new fiscal year and the new Submission Date shall be thirty (30) days prior to the Report Date, and provided further that the period between the final Report Date relating to the former fiscal year and the initial Report Date relating to the new fiscal year shall not exceed one year in duration. It shall be sufficient if the Company provides to the Trustee and the Issuer and the Trustee provides to each then existing NRMSIR and the SID, if any, the Annual Financial Information by specific reference to documents previously provided to each NRMSIR and the SID, if any, or filed with the Securities and Exchange Commission and, if such a document is a final official statement within the meaning of the Rule, available from the Municipal Securities Rulemaking Board.

                  (2) If not provided as part of the Annual Financial Information, the Company shall provide Financial Statements to the Trustee when and if available while Bonds are Outstanding and the Trustee shall then promptly provide the Issuer, each then existing NRMSIR and the SID, if any, with such Financial Statements.

                  (3) (i) If a Material Event occurs while any Bonds are Outstanding, the Company shall provide a Material Event Notice to the Trustee in a timely manner and the Trustee shall promptly provide to the Issuer, the Municipal Securities Rulemaking Board and the SID, if any, such Material Event Notice. Each Material Event Notice shall be so captioned and shall prominently state the date, title and CUSIP numbers of the Bonds.

                  (ii) The Trustee shall promptly advise the Company whenever, in the course of performing its duties as Trustee under the Indenture, the Trustee identifies an occurrence which, if material, would require the Company to provide a Material Event Notice pursuant to clause (2)(i); provided that the failure of the Trustee so to advise the Company shall not constitute a breach by the Trustee of any of its duties and responsibilities hereunder.

                  (4) The Trustee shall, without further direction or instruction from the Company, provide in a timely manner to the Municipal Securities Rulemaking Board and to the SID, if any, notice of any failure while any Bonds are Outstanding by the Trustee to provide to each then existing NRMSIR and the SID, if any, Annual Financial Information on or before the Report Date (whether caused by failure of the Company to provide such information to the Trustee by the Submission Date or for any other reason). For the purposes of determining whether information received from the Company is Annual Financial Information, the Trustee shall be entitled conclusively to rely on the Company's written representation made pursuant to clause
         (c)(1) of this Section 6.8.

                  (5) If the Company provides to the Trustee information relating to the Company or the Bonds, which information is not designated as a Material Event Notice, and directs the Trustee to provide such information to information repositories, the Trustee shall provide such information in a timely manner to the Issuer, the Municipal Securities Rulemaking Board and the SID, if any.

                  (d) The following are the definitions of the capitalized terms used in this Section and not otherwise defined in this Agreement.

                  (1) "Annual Financial Information" means the financial information (which shall be based on financial statements prepared in accordance with generally accepted accounting principles ("GAAP")) or operating data with respect to the Company, provided at least annually, of the type included in the official statement or other offering document utilized in connection with the remarketing of Bonds after the Conversion Option, which Annual Financial Information shall include Financial Statements.

                  (2) "Financial Statements" means the Company's annual financial statements, prepared in accordance with GAAP, and if audited, accompanied by the report of the auditing certified public account.

                  (3) "Material Event" means any of the following events, if material, with respect to the Bonds.

              (i) Principal and interest payment delinquencies;

             (ii) Non-payment related defaults;

            (iii) Unscheduled draws on debt service reserves reflecting financial difficulties;

             (iv) Unscheduled draws on credit enhancements reflecting financial difficulties;

              (v) Substitution of credit or liquidity providers, or their failure to perform;

             (vi) Adverse tax opinions or events affecting the tax-exempt status of the security;

            (vii) Modifications to rights of security holders;

           (viii) Bond calls;

             (ix) Defeasances;

              (x) Release, substitution, or sale of property securing repayment of the securities; and

             (xi) Rating changes.

                  (4) "Material Event Notice" means written or electronic notice of a Material Event.

                  (5) "NRMSIR" means a nationally recognized municipal securities information repository, as recognized from time to time by the Securities and Exchange Commission for the purposes referred to in the Rule; the NRMSIRs as of the date of this Agreement being as follows:

                           Bloomberg Municipal Repository
                           Thomson NRMSIR
                           Kenny Information Systems, Inc.
                           Donnelley Financial Municipal Securities
                             Disclosure Archive
                           DPC Data Inc.

                  (6) "SID" means a state information depository as operated or designated by the State as such for the purposes referred to in the Rule. (As of the date hereof, no SID is in existence in the State.)

                  (e) Unless otherwise required by law and subject to technical and economic feasibility, the Company and the Trustee shall employ such methods of information transmission as shall be requested or recommended by the designated recipients of the Company's information.

                  (f) The continuing obligation hereunder of the Company to provide Annual Financial Information and Material Event Notices and the Trustee's obligations under this Section 6.8 shall terminate immediately once the Bonds no longer are Outstanding. This Section 6.8, or any provision hereof, shall be null and void in the event that the Company delivers to the Trustee and the Issuer an opinion of nationally recognized bond counsel to the effect that those portions of the Rule which require this Section 6.8, or any such provisions, are invalid, have been repealed retroactively or otherwise do not apply to the Bonds; provided that the Trustee shall have provided notice of such delivery and the cancellation of this Section 6.8 to each then existing NRMSIR and the SID, if any. This Section 6.8 may be amended without the consent of the Bondholders, but only upon the delivery by the Company to the Trustee and the Issuer of the proposed amendment and an opinion of nationally recognized bond counsel to the effect that such amendment, and giving effect thereto, will not adversely affect the compliance of this Section and by the Company with the Rule; provided that the Trustee shall have provided notice of such delivery and of the amendment to each then existing NRMSIR and the SID, if any.

                  (g) Any failure by the Company to perform in accordance with this Section 6.8 shall not constitute an "Event of Default" under Article VIII hereof, and the rights and remedies provided by Article VIII upon the occurrence of an "Event of Default" shall not apply to any such failure. Neither the Issuer nor the Trustee shall have any power or duty to enforce this Section 6.8.

                  (h) The Company shall reimburse the Trustee for any reasonable expenses incurred by the Trustee in complying with the requirements of this
Section 6.8.

                                   ARTICLE VII

                          ASSIGNMENT, SELLING, LEASING;
                           INDEMNIFICATION; REDEMPTION

                  Section 7.1. ASSIGNMENT, SELLING AND LEASING. This Agreement may be assigned and the Project may be sold or leased, as a whole or in part, with the prior written consent of the Bank, but without the necessity of obtaining the consent of either the Issuer or the Trustee; PROVIDED, however, that no such assignment, sale or lease shall, in the opinion of Bond Counsel, result in interest on any of the Bonds becoming includable in gross income for federal income tax purposes, or shall otherwise violate any provisions of the Act; PROVIDED FURTHER, however, that no such assignment, sale or lease shall relieve the Company of any of its obligations under this Agreement and the Company shall remain fully liable thereon.

                  Section 7.2.  RELEASE AND INDEMNIFICATION COVENANTS.

                  (a) The Company shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project during the Term of Agreement, including without limitation, (i) any condition of the Project,
(ii) any breach or default on the part of the Company in the performance of any of its obligations under this Agreement, (iii) any act or negligence of the Company or of any of its agents, contractors, servants, employees or licensees or (iv) any act or negligence of any assignee or lessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Company. The Company shall indemnify and save the Issuer and the Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from the Issuer or the Trustee, the Company shall defend them or either of them in any such action or proceeding.

                  (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section 7.2 shall be deemed to include its directors, officers, employees, attorneys and agents.

                  Notwithstanding anything to the contrary contained herein, the Company shall have no liability to indemnify the Issuer against claims or damages resulting from the Issuer's own gross negligence or willful misconduct or to indemnify the Trustee against claims or damages resulting from the Trustee's own negligence or willful misconduct.

                  In case any action shall be brought against one or more of the Trustee, the Issuer, or the directors, officers, agents, attorneys or employees of either (the "Indemnified Parties") based upon any of the above and in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, enclosing a copy of all papers served, but the omission so to notify the Company of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this Section. In case any such action for which indemnification is sought shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) the Indemnified Party shall have reasonably concluded, based upon an opinion of counsel reasonably satisfactory to the Company, that there may be a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action. The Company shall not be liable for any settlement of any action or claim effected without its consent.

                  Section 7.3. ISSUER TO GRANT SECURITY INTEREST TO

TRUSTEE. The parties hereto agree that pursuant to the Indenture, the Issuer shall assign to the Trustee, in order to secure payment of the Bonds, all of the Issuer's right, title, and interest in and to this Agreement, except for the Issuer's rights under Sections 4.2(b), 7.2 and 8.4 hereof.

                  Section 7.4. INDEMNIFICATION OF TRUSTEE. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Indenture.


                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

                  Section 8.1. DEFAULTS DEFINED. The following shall be "Defaults" under this Agreement and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

                  (a) Failure by the Company to pay any amount required to be paid under subsection (a) or (d) of Section 4.2 hereof.

                  (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 8.1(a), for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; PROVIDED, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Company within the applicable period and diligently pursued until such failure is corrected.

                  (c) The dissolution or liquidation of the Company, except as authorized by Section 2.2 hereof, or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for one hundred twenty (120) days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would impair the ability of the Company to carry on its operations at the Project, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with its creditors or the failure generally by the Company to pay its debts as they become due.

                  (d) The occurrence of a Default under the Indenture.

The provisions of subsection (b) of this Section are subject to the following limitation: if by reason of FORCE MAJEURE the Company is unable in whole or in part to carry out any of its agreements contained herein (other than its obligations contained in Article IV hereof), the Company shall not be deemed in Default during the continuance of such inability. The term "FORCE MAJEURE" as used herein shall mean, without limitation, the following: acts of God; strikes or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, transmission pipes or canals; and any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreement, provided that the settlement of strikes and other industrial disturbances shall be entirely within the discretion of the Company and the Company shall not be required to settle strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

                  Section 8.2. REMEDIES ON DEFAULT. Whenever any Default referred to in Section 8.1 hereof shall have happened and be continuing, the Trustee, or the Issuer with the written consent of the Trustee, may take one or any combination of the following remedial steps:

                  (a) If the Trustee has declared the Bonds immediately due and payable pursuant to Section 9.02 of the Indenture, by written notice to the Company, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable as liquidated damages under this Agreement and not as a penalty, whereupon the same shall become immediately due and payable;

                  (b) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company during regular business hours of the Company if reasonably necessary in the opinion of the Trustee; or

                  (c) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

                  Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

                  Section 8.3. NO REMEDY EXCLUSIVE. Subject to Section 9.02 of the Indenture, no remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

                  Section 8.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fee of such attorneys and such other reasonable expenses so incurred by the Issuer.

                  Section 8.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1. TERM OF AGREEMENT. This Agreement shall remain in full force and effect from the date hereof to and including November 1, 2016 or until such time as all of the Bonds and the fees and expenses of the Issuer and the Trustee and all amounts payable to the Bank under the Credit Agreement shall have been fully paid or provision made for such payments, whichever is later; PROVIDED, however, that this Agreement may be terminated prior to such date pursuant to Article V of this Agreement, but in no event before all of the obligations and duties of the Company hereunder have been fully performed, including, but not limited to, the payment of all costs and fees mandated hereunder.

                  Section 9.2. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, addressed as follows:

If to the Issuer:                   City of Gainesville, Florida
                                    200 E. University Ave., 4th Floor
                                    Gainesville, Florida 32601
                                    Attention: City Attorney

 If to the Trustee:                 SunTrust Bank, Central Florida,
                                     National Association
                                    225 E. Robinson St., Suite 250
                                    Orlando, Florida  32801
                                    Attention:  Corporate Trust Dept.

If to the Company:                  Exactech, Inc.
                                    4613 NW 6th Street
                                    Gainesville, Florida  32609-1781
                                    Attention:  Chief Operating Officer

If to the Bank:                     SunTrust Bank, North Central Florida
                                    411 North Main Street
                                    Gainesville, Florida  32601
                                    Attention:  Commercial Real Estate
                                                  Department
                                                 (Richard J. Blahauvietz)

         with a copy to:
                                    SunTrust Bank, North Central Florida
                                    203 East Silver Springs Boulevard
                                    Ocala, Florida  34470
                                    Attention:  Corporate Lending

                                                (Christine Thibodeau)

If to the issuer of a               Its address designated in
Substitute Letter of Credit:        writing to the Trustee

If to the Remarketing Agent:        Its Principal Office


If to the Tender Agent:             SunTrust Bank, Central Florida,
                                     National Association
                                    225 E. Robinson St., Suite 250
                                    Orlando, Florida  32801
                                    Attention:  Corporate Trust
                                                Department

If to Moody's:                      Moody's Investors Service, Inc.
                                    99 Church Street
                                    New York, New York 10007
                                    Attention:  Corporate Department,
                                                Structured Finance Group

If to S&P:                          Standard & Poor's Ratings Services,
                                     a division of The McGraw-Hill
                                     Companies, Inc.
                                    25 Broadway
                                    New York, New York 10004
                                    Attention:  Corporate Finance
                                                Department

A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee and the Bank. The Issuer, the Company, the Trustee, and the Bank may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                  Section 9.3. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Bank, the Trustee, the Owners of Bonds and their respective successors and assigns, subject, however, to the limitations contained in Section 2.3(b) hereof.

                  Section 9.4. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  Section 9.5. AMOUNTS REMAINING IN FUNDS. Subject to the provisions of Section 6.11 of the Indenture, it is agreed by the parties hereto that any amounts remaining in any account of the

Bond Fund, the Construction Fund, or any other fund (other than the Rebate Fund) created under the Indenture upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee. Moneys remaining in the Rebate Fund after all payments to the United States of America required by the terms of Section 6.13 of the Indenture shall also be paid over to the Company.

                  Section 9.6. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and, prior to the Letter of Credit Termination Date and payment of all amounts payable to the Bank under the Credit Agreement, the consent of the Bank, in accordance with the provisions of the Indenture.

                  Section 9.7. EXECUTION IN COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 9.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

                  Section 9.9. CAPTIONS. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

                  IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


                                                 CITY OF GAINESVILLE, FLORIDA
         (SEAL)

                                                 By:__________________________
                                                          Mayor-Commissioner
ATTEST:


---------------------------
Clerk of the Commission



                                                 EXACTECH, INC.



                                                 By:___________________________
                                                          President and Chief
                                                           Operating Officer
ATTEST:


By:________________________
         Secretary

                                    EXHIBIT A

                               PROJECT FACILITIES


         The acquisition, construction and equipping on the Project Site of a facility for the manufacture of orthopedic implants.

                                    EXHIBIT B

                               REQUISITION NO. ___

                          CITY OF GAINESVILLE, FLORIDA
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                            (Exactech, Inc. Project),
                                   Series 1997
                             REQUISITION FOR PAYMENT


                  Exactech, Inc., referred to herein and in the Loan Agreement (the "Agreement") dated as of November 1, 1997, between the City of Gainesville, Florida (the "Issuer") and Exactech, Inc., as the Company (the "Company"), does hereby make application to SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee") under the Indenture of Trust (the "Indenture") between the Issuer and the Trustee, dated as of November 1, 1997, for reimbursement or payment of advances, payments and obligations made or incurred by the Company in connection with the acquisition, construction and equipping of the Project (as defined in the Agreement) and the issuance, delivery and sale of the $3,900,000 City of Gainesville, Florida Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997, as provided for or contemplated in the Agreement and the Indenture.

                  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement and the Indenture.

                  The Company does hereby request disbursement of the amounts as set forth on Exhibit A attached to this certificate, for reimbursement to the Company for payments made to, or incurred for, the contractors or payees listed on Exhibit A or for direct payment to the payees listed on Exhibit A, all as provided on Exhibit A.

                  The undersigned further certifies that:

                     (i) the obligations described in Exhibit A (which includes a description of the purpose and circumstances of such obligations in reasonable detail and the name and address of the persons to whom such obligations are owed and which is accompanied by bills, invoices, or statements of account for, or other written evidence of, such obligations) in the stated amounts have been incurred in connection with the issuance and sale of the Bonds or the financing, planning, design, acquisition, construction, equipping and/or installation of the Project;

                    (ii) such obligations are permitted Costs of the Project, are proper charges against the account in the

         Construction Fund noted on Exhibit A hereto and have not been the basis for any previous disbursement from any account in the Construction Fund;

                   (iii) no item in Exhibit A represents any portion of an obligation which the Company is, as of the date hereof, entitled to retain under any retained percentage agreement;

                    (iv) insofar as any obligation described in Exhibit A was incurred for labor, services, materials, supplies or equipment (i) such labor and services were actually performed in a satisfactory manner in connection with the acquisition, construction and equipping of the Project and (ii) such materials, supplies and equipment were actually used in connection with the acquisition, construction and equipping of the Project or were delivered to the Project Site (and remain at the Project Site) for that purpose;

                     (v) all sums previously advanced by the Trustee have been used solely for purposes permitted by the Indenture and the specific items which are the subject of this requisition will be so used;

                    (vi) there has not been recorded or filed with or served upon the Company, notice of any lien, right to lien or attachment upon or claim affecting the right to receive payment of, any moneys payable to any of the persons or firms named in this requisition, which has not been released or will not be released simultaneously with the payment of such obligation;

                    (vii) each item in Exhibit A is or was appropriate in connection with the financing, acquisition, construction and equipping of the Project, as noted in Exhibit A;

                  (viii) the use of the disbursements requested hereunder will not result in the covenants made by the Company in Section 3.9 (a) and
         (b) of the Agreement being violated. Accordingly, one of the following statements applies to the requested disbursement:

                           (a) If all disbursements from the Construction Fund to be used to pay Issuance Costs have not yet been made, the disbursement requested hereunder will be used only to pay either Qualified Project Costs or Issuance Costs.

                           (b) If all Issuance Costs to be paid with proceeds of the Bonds have previously been requisitioned but the aggregate Qualified Project Costs paid with previous disbursements and to be paid with the disbursement requested hereunder do not equal or exceed Substantially All of the Costs of the Project paid (or to be paid) with the requested and all previous disbursements, the disbursement requested hereunder will be used only for Qualified Project Costs.

                           (c) If all Issuance Costs to be paid with proceeds of the Bonds have previously been requisitioned and the aggregate Qualified Project Costs paid with previous disbursements equals or exceeds Substantially All of the Costs of the Project paid with those previous disbursements, the disbursement requested hereunder, when added to all disbursements under previous requisitions, will not result in less than Substantially All of the total of such disbursements having been used to pay Qualified Project Costs;

                    (ix) all disbursements related to Issuance Costs of the Bonds, requested hereunder, when added to all disbursements for such Issuance Costs under previous requisitions, will not result in more than two percent (2%) of the proceeds of the Bonds having been drawn from the Construction Fund or otherwise used to pay such Issuance Costs;

                     (x) no Event of Default under the Indenture has occurred and is continuing and there exists no event or condition which, with the giving of notice or the passage of time would constitute an Event of Default under the Indenture; and

                    (xi) after payment of such disbursement, sufficient amounts will remain in the Construction Fund, taking into account investment earnings thereon, to pay all remaining unpaid costs of the Project.

                  Dated as of ___________, 199_.



                                 ______________________________________________


APPROVED BY:

SUNTRUST BANK, NORTH CENTRAL FLORIDA


By:_________________________________
   Authorized Representative